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                               Jenkens & Gilchrist            AUSTIN, TEXAS
                           A PROFESSIONAL CORPORATION         (512)499-3800

                                1445 ROSS AVENUE            CHICAGO, ILLINOIS
                                   Suite 3200                (312) 425-3900
                            Dallas, Texas 75202-2799
                                                             HOUSTON, TEXAS
                                                             (713) 951-3300
                                  (214)855-4500
                            FACSIMILE (214) 855-4300     LOS ANGELES, CALIFORNIA
                                                             (310) 820-8800
                                 www.jenkens.com
                                                           NEW YORK, NEW YORK
                                                             (212) 704-6000

                                                           SAN ANTONIO, TEXAS
                                                             (210) 246-5000

                                                            WASHINGTON, D.C.
                                                             (202) 326-1500

                                December 4, 2003

Board of Directors
K-Fed Bancorp
Kaiser Federal Bank
1359 Grand Avenue
Covina, CA  91724

     RE: CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE INITIAL PUBLIC STOCK OFFERING OF K-FED BANCORP

Ladies and Gentlemen:

     We have acted as counsel to Kaiser Federal Bank (the "Bank") and K-Fed Bancorp (the "Company"), Covina, California in connection with the proposed initial public stock offering by the Company pursuant to a Plan of Stock Issuance (the "Plan"). In accordance with your request, set forth herein below is the opinion of Jenkens & Gilchrist, A Professional Corporation, regarding the federal income tax consequences of the Stock Offering under the Internal Revenue Code of 1986, as amended (the "Code"), together with the statement of facts, assumptions and documents upon which we have relied in rendering our opinion and any limitations on our opinion. Capitalized terms used herein which are not expressly defined herein shall have the meaning ascribed to them in the Plan.

     A.   STATEMENT OF FACTS

     Pursuant to a Plan of Mutual Holding Reorganization the Bank reorganized from a Federal mutual savings association to a Federal mutual holding company on July 1, 2003. Pursuant to such reorganization plan, the Bank became a federal stock savings association, which has all of its stock owned by the Company, a federal stock holding company. The Company in turn is wholly owned by K-Fed Mutual Holding Company (the "MHC"). Pursuant to the Plan, the Company proposes, pursuant to the laws of the United States of America and the rules and regulations of the Office of Thrift Supervision (the "OTS"), to conduct a stock offering of up to but less than 50% of the aggregate of the total voting stock of the Company (the "Stock Offering").

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                               Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION


Board of Directors
December 4, 2003
Page 2


     In adopting the Plan, the Board of Directors has determined that the Stock Offering is advisable and in the best interest of the Bank, the Company, the MHC, and its members. The Stock Offering will enable the Company and the Bank to increase their capital through the issuance of capital stock without undertaking a full conversion from a mutual to a stock form of organization. The Stock Offering will not foreclose the opportunity to effect a conversion of MHC from a mutual to a stock form of organization in the future. The Stock Offering will significantly increase capital and enable the Bank to grow through internal expansion, acquire other assets, branch offices, or financial institutions, diversify into other related financial service activities and/or be used for other business purposes. The Stock Offering will also enhance the Bank's ability to render services to the public. The mutual holding company structure will allow the Bank to minimize over-capitalization by providing the flexibility to raise capital through the issuance of stock in a manner designed to meet the Bank's growth needs, rather than in a single Stock Offering as required in a standard mutual-to-stock conversion.

     As required by OTS regulations, shares of Company common stock ("Company Stock") will be offered for purchase pursuant to non-transferable subscription rights on the basis of preference categories. The Company has established various preference categories under which shares of Company Stock may be purchased. The Company has also established Direct Community Offering and Public Offering categories for the sale of shares not purchased under the preference categories.

     The first preference category is reserved for the Bank's Eligible Account Holders. The Plan defines "Eligible Account Holder" as any person holding a Qualifying Deposit. The Plan defines "Qualifying Deposit" as the aggregate balance of all Deposit Accounts of an Eligible Account Holder in the Bank at the close of business on October 31, 1999, which is at least equal to $50. If a deposit account holder of the Bank qualifies as an Eligible Account Holder, he or she will receive, without payment, non-transferable subscription rights to purchase Company Stock in accordance with the Plan.

     The second preference category is reserved for Tax-Qualified Employee Plans of the Company or the Bank. The Plan defines Tax-Qualified Employee Plans as any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with its related trust meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"). Under the Plan, the Company's and the Bank's tax-qualified employee stock benefit plans may subscribe for up to 10% of the shares of Company Stock to be offered in the Stock Offering.

     The third preference category is reserved for the Bank's Supplemental Eligible Account Holders. The Plan defines "Supplemental Eligible Account Holder" as any person (other than

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                               Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION


Board of Directors
December 4, 2003
Page 3


the officers or directors of the Company and their associates) holding a deposit in the Bank on the last day of the calendar quarter preceding the approval of the Plan by the OTS ("Supplemental Eligibility Record Date"). The third preference category provides that each Supplemental Eligible Account Holder will receive, without payment, non-transferable subscription rights to purchase Company Stock in accordance with the Plan to the extent that such shares of Company Stock are available after satisfying subscriptions for shares in the first and second preference categories above.

     The Plan provides for limitations upon the purchase of Company Stock. Specifically, any person by himself or herself may not purchase or subscribe more than $150,000 of Company Stock. In addition, any person with an associate or a group of persons acting in concert may purchase or subscribe for not more than 5% of Company Stock sold pursuant to the Plan. However, Tax-Qualified Employee Plans may purchase up to 10% of the total share of Company Stock issued. Subject to any required regulatory approval and the requirements of applicable laws and regulations, the Company may increase or decrease any of the purchase limitations set forth herein at any time.

     The Company will take not less than 50% of the net proceeds from the sale of Company Stock and contribute it as a capital contribution to the Bank. The Bank will pay expenses of the Stock Offering solely attributable to it, if any. Further, the Company will pay its own expenses of the Stock Offering and will not pay any expenses solely attributable to the purchasers of Company Stock.

     B.   DOCUMENTS REVIEWED

     In connection with the opinions rendered below, we have reviewed and relied upon the following documents:

          1.   the Registration Statement on Form S-1 filed by the Company;

          2. the Application for Approval of Minority Stock Issuance on Form MHC-2 filed by the Company;

          3.   the Plan; and

          4. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

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                               Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION


Board of Directors
December 4, 2003
Page 4


     C.   ASSUMPTIONS

     The following assumptions have been made in connection with the opinions rendered below:

          1. The Stock Offering will be implemented in accordance with the terms of the Plan and all conditions precedent contained in the Plan shall be performed prior to the consummation of the Stock Offering, without waiver of any material provision thereof.

          2. The Bank, the Company, and the MHC are not currently in bankruptcy or involved in a bankruptcy proceeding. The proposed transaction does not involve a receivership, foreclosure, or similar proceeding before a federal or state agency involving a financial institution.

          3. The Company, the MHC and the Bank will pay their own expenses of the Stock Offering and will not pay any expenses solely attributable to the Company stockholders.

          4. There will be no purchase price advantage for the Bank's deposit account holders who purchase Company Stock in the Stock Offering.

          5. No creditors of the Bank have taken any steps to enforce their claims against the Bank by instituting bankruptcy or other legal proceeding, in either a court or appropriate regulatory agency, that would eliminate the proprietary interests of the members of the Company prior to the Stock Offering.

          6. On a per share basis, the purchase price of the Company Stock in the Stock Offering will be equal to the fair market value of such stock at the time of the completion of the proposed transaction.

          7. No cash or property will be given to any member of the Bank in lieu of subscription rights.

          8. The factual representations in the Registration Statement are true and correct as of the date hereof and will continue to be true and correct as of the effective date of the Stock Offering.

          9. All signatures on all documents reviewed by us are genuine, all documents submitted to us as originals are authentic, all documents submitted to us as copies are accurate, all information submitted to us is accurate and complete, and all persons executing and

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                               Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION


Board of Directors
December 4, 2003
Page 5


delivering originals or copies of
documents examined by us are competent to execute and deliver such documents.

     D.   OPINION

     Based solely on the facts and assumptions set forth herein above and our analysis and examination of applicable federal income tax laws, rulings, regulations, and judicial precedents, we are of the opinion that if the transaction is undertaken in accordance with the above assumptions:

          1. The Company will recognize no gain or loss upon its receipt of money in exchange for the issuance of shares of Company Stock. (Section 1032(a) of the Code).

          2. It is more likely than not that the fair market value of the subscription rights to purchase Company Stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Directors, Officers and Employees upon the distribution to them of the nontransferable subscription rights to purchase shares of Company Stock. Gain realized, if any, by such persons on the distribution to them of nontransferable subscription rights to purchase shares of Company Stock will be recognized but only in an amount not in excess of the fair market value of such subscription rights. (Code Section 356(a)). Such persons will not realize any taxable income as a result of the exercise by them of the nontransferable subscription rights.

     Our opinion under paragraph 2 above is predicated on the assumption that no person shall receive any payment, whether in money or property, in lieu of the issuance of subscription rights. Our opinion under paragraph 2 is based on the position that the subscription rights to purchase shares of Company Stock received by such persons have a fair market value of zero. We note that the subscription rights will be granted at no cost to the recipients, will be legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of Company Stock at the same price to be paid by members of the general public in any Direct Community Offering. Based on the foregoing, we believe it is more likely than not that the nontransferable subscription rights to purchase Company Stock have no value.

     If the subscription rights are subsequently found to have a fair market value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Company and/or the Bank may be taxable on the distribution of the subscription rights.

     E.   LIMITATIONS

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                               Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION


Board of Directors
December 4, 2003
Page 6


          1. Except as otherwise indicated, the opinions expressed in Section D of this letter are based upon the Code and its legislative history, the Treasury regulations promulgated thereunder (the "Regulations"), judicial decisions, and current administrative rulings and practices of the Internal Revenue Service, all as in effect on the date of this letter. These authorities may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this letter. There is no assurance that legislative, judicial, or administrative changes will not occur in the future. We assume no obligation to update or modify this letter to reflect any developments that may occur after the date of this letter.

          2. The opinions expressed herein represents counsel's best legal judgment and is not binding upon the Internal Revenue Service or the courts and is dependent upon the accuracy and completeness of the documents we have reviewed under the circumstances, the assumptions made and the factual representations set forth above. We have made no independent investigation of the facts contained in the documents and assumptions set forth above, the factual representations set forth in the Plan or the Registration Statement. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way. Any material inaccuracy or incompleteness in these documents, assumptions or factual representations could adversely affect the opinion stated herein.

          3. We are expressing an opinion only as to those matters expressly set forth in Section D above. No opinion should be inferred as to any other matters. This opinion does not address the various state, local or foreign tax consequences that may result from the Stock Offering or the other transactions contemplated by the Plan. In addition, no opinion is expressed as to any federal income tax consequence of the Stock Offering or the other transactions contemplated by the Plan except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

          4. This opinion letter is issued solely for the benefit of the parties to the Plan, the Eligible Account Holders and Supplemental Eligible Account Holders and those who purchase Company Stock pursuant to the Plan, and no other person or entity may rely hereon without our express written consent. This opinion letter may be filed as an exhibit to the Application for Approval of a Minority Stock Issuance on Form MHC-2 of the Company filed with the OTS, and the Registration Statement on Form S-1 of the Company filed under the Securities Act of 1933, as amended. Furthermore, we consent to the reference to Jenkens & Gilchrist, a Professional Corporation, under the captions "Legal and Tax Opinions" and "Tax Effects of the Stock Offering." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

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                               Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION


Board of Directors
December 4, 2003
Page 7


                                    Respectfully submitted,


                                    JENKENS & GILCHRIST
                                    A Professional Corporation



                                    By: /s/ Jeffry M. Blair
                                        -------------------------------------
                                        Jeffry M. Blair, Authorized Signatory